EXHIBIT 99.1 TO FORM 8-K

                                 CHARLES NORMAN
                              RESUME OF EXPERIENCE
                                 1992 TO PRESENT

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1998
AutoCorp Equities, Inc.
Industry:  Non-prime, indirect consumer lending
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Position:  Chief Executive Officer

1998
AutoPrime, Inc.
Industry:  Non-prime, indirect consumer lending
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Position:  Director of Asset Management

1997
Windsor Holdings, Inc.
Industry:   Non-prime, indirect consumer lending
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Position:  Chief Executive Officer

1995-1997
Allied Auto Credit
Industry:  Non-prime finance lender/wholesale loan purchaser
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Position:  President

1994-Present
Dumont Norman & Associates
Industry:  Non-prime finance consulting
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Position:  Director

1994-1995
Auto Finance Express, Inc. dba Auto Express Financial
Industry:  Sub-prime, indirect consumer lending
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Position:  President

1993-1994
Leadership Financial Group
Industry:  Sub-prime, indirect consumer lending
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Position:  Vice President of Operations and Marketing

1992-1993
Union Federal Savings Bank
Industry:  Conventional banking
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Position:  Regional Manager of Dealer Development, Dealer Banking Division


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                                Summary of Duties

         Charles Norman, age 41, has been engaged in various aspects of non-prime and sub-prime, indirect consumer lending since 1986. His experience is primcipally in the area of automobile finance.


AutoPrime, Inc.: Position: Director of Asset Management
Industry:  Commercial Capital Investing
03/98 - 08/98

Hired as a consulting work-out specialist on certain problems within the AP portfolio. Soon after working with the President, I was offered a full time position as the Director of Asset Management. Duties included the development of the risk management department. Developed and implemented work-out and exit strategies for independent automobile dealerships in default of Master Sale Agreement. Responsible for development of underwriting criteria, inspection and disposition of collateral, overseeing of portfolio servicing, negotiation of on-going dealer relations, and instigating legal action. In addition, was responsible for all hiring and training of risk management staff. Reported directly to company President and implemented new company policies and procedures for the management of portfolios in default.

Windsor Holdings, Inc.:Position: Chief Executive Officer
Industry:  Non-Prime, Indirect Consumer Lending
1997

Responsible for the direction of all operations and policies of indirect lending programs. Duties included the negotiations with financial sources and in the securing of all financial conduits and maintaining strategic financial model for future growth. Wrote and developed multi-tiered credit underwriting guidelines and all marketing materials. Was directly involved with all marketing/dealer development personnel and planned the market expansion into various states, focusing on franchise dealerships. Was responsible for the overseeing and direction of all administration staff and for the hiring and training of all key personnel.

Allied  Auto   Credit:   Position:   President   Industry:   Non-Prime   Finance
Lender/Wholesale Loan Purchaser 1995-1997

Served as President of Allied Auto Credit LLC which duties included designing and developing all operational procedures for point-of-sale indirect lending for Allied Auto Credit, including the recruitment of all key personnel, arranging joint ventures, obtaining funding sources, and brokering in-house portfolios. Directed administrative staff on all procedures for credit, purchasing, collections and marketing. Responsible for regional direction of company growth, including the strategic planning of markets for expansion. Effectively marketed guidelines on numerous conduits and designed marketing materials to blend all criteria. Participated daily in the direction of all marketing efforts and staff. Worked directly with the company ownership to develop programs, design procedures, and oversee all phases of complete start-up operation.

Dumont Norman & Associates: Position: Non-Prime Finance Consulting
Industry:  Sub-Prime, Indirect Consumer Lending
1994 to Present

Contracted by numerous non-prime and sub-prime lenders to design operations models, hire and train staff, design criteria and marketing materials, and implement non-prime and sub-prime lending programs. Duties included the negotiations of warehouse and credit lines for non-prime and sub-prime lenders. Set up numerous servicing and collections departments. Was hired by financial institutions to troubleshoot portfolio problems, underwriting guidelines, securitizations, wholesale loan purchases and sales, liquidation of assets, management problems, and servicing. Also contracted by franchise dealers to



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establish  or  develop  non-prime  finance  departments  and to hire  and  train appropriate staff for these departments. Once departments were functional, used alliances with non-prime and sub-prime lenders to maintain the success of the special finance department.

Auto Finance Express, Inc. dba Auto Express Financial: Position: President
Industry: Sub-Prime, Indirect Consumer Lending
1994-1995

Responsible for day-to-day operations of sales, finance and lease contracting of the offices and dealer locations. Established the draft line of credit and all procedures for processing draft papers for funding of contracts. Established and implemented all floor-plan procedures for purchasing and inventory control. Managed operations on a daily basis. Used all major sub-standard lending programs and portfolio purchasers for leasing and wholesale loan sales.

Leadership Financial Group: Position: Vice President of Operations and Marketing
Industry: Sub-Prime, Indirect Consumer Lending
1993-1994

Hired to workout the Company's portfolio and operational problems. Originated Leadership's finance program and was responsible for the daily operations of the company's indirect non-prime finance program within the state of Texas. Duties included contracting new dealerships, training dealership finance and insurance (F&I) personnel, and establishing dealership special finance departments. Developed and perfected the marketing of the finance products for new and used auto dealers. Trained all company employees in all aspects of operations including credit underwriting, credit investigation, loan purchasing and servicing. Responsible for yields and losses for the Texas portfolio. Changes were initiated after hire, which increased investor yields and decreased losses. At time of employment, program volume was at $350,000 in loans per month. Changes were initiated to assure portfolio yields to investors and increase volume. Within the next six months, 50 new dealerships were added to the program and volume increased to $4,400,000 per month average. Delinquency ratios were lowered from 25.8% to 8.6% within the first six-month period. The result was a larger volume of loans purchased and a renewed cash flow of payments to the investor pool

Union Federal Savings Bank: Position: Regional Manager of Dealer Development, Dealer Banking Division
Indusry: Conventional Banking
1992-1993

Hired to co-manage an indirect lending program which had been implemented in Texas one year prior and which was averaging $3 million in volume and had been unable to obtain any real market share. In the first 18 months after hire date, produced $212 million in volume with a .98% delinquency ratio in Texas. Average volume production in Texas per month was at $15 million and average production volume for Florida was $5 million per month. In the first six months in Florida, produced $60 million in volume with a 1.19% delinquency ratio based on a business base which was only for the Tampa/St. Petersburg area. Responsible for 27% of Union Federal's total production within the Dealer Banking Division. Responsibilities also included the co-managing of day to day operations in Texas and Florida for Union Federal's indirect lending program. Credit criteria were aimed at the pristine credit tier (A+, B+) and competed with major credit companies including GMAC, Ford Motor Credit, and Chrysler. Other major areas of responsibility included underwriting, dollar amount of loan volume, number of credit applications, number of cashed loan contracts, percentage of active dealers, cashing ratios, net yields on performing portfolios in the region, training of all new field employees for dealer accounts, completing marketing plan of the finance program, and evaluating all field employees in Texas and Florida. Assigned to the exploration and accumulation of data for Union Federal's expansion into numerous new markets within the states of Texas and Florida. In addition, gave significant input on making and maintaining bank policies on credit criteria. Had the largest production of any region for Union Federal.